[LETTERHEAD OF DORSEY & WHITNEY LLP]


                                November 8, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attn: Filing Desk


     Re:  Enzon, Inc.- Current Report on Form 8-K


Ladies and Gentlemen:

     On behalf of our client Enzon, Inc. (the "Company"), we are transmitting electronically the Company's Current Report on Form 8-K (the "Form 8-K") dated November 8, 2000.

     Please note that the Form 8-K filed herewith contains a conformed signature and that an original, manual signature will be retained in the Company's records for five (5) years.

                                                          Very truly yours,


                                                          /s/ Eva C. Philips
                                                          ----------------------
                                                              Eva C. Philips


cc:   Kenneth J. Zuerblis

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 8, 2000

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)



       Delaware                        0-12957                         22-237286
(State or other jurisdiction         (Commission                   (IRS Employer
     of incorporation)               File Number)                Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 980-4500


                                       N/A
          (Former name or former address, if changed since last report)

Item 5. Other Events

Enzon Reports First Quarter Fiscal Year 2001 Earnings

     Enzon, Inc. (the "Company") announced today its financial results for the first quarter of fiscal year (FY) 2001. For the quarter, the Company reported net earnings of $583,000 or $0.01 per share, as compared to a net loss of $1,950,000 or $0.05 per share, for the same period in FY 2000. The earnings for the quarter were principally due to increased sales and royalties earned on sales of the approved products, which utilize the Company's PEG technology, and increased interest income resulting from capital raised during the Company's public offering completed in FY 2000. The Company had total cash and interest-bearing investments of approximately $121.5 million as of September 30, 2000.

     Sales and royalties earned on sales of the approved products, which utilize the Company's PEG technology, for the quarter increased by approximately $2,077,000 or 72%, primarily due to increased ONCASPAR(R) sales. The increase in ONCASPAR sales was due to the lifting of some of the FDA distribution restrictions in place during the prior year's first quarter. These distribution restrictions were related to a previously disclosed manufacturing problem and resulted in prior year sales being significantly lower. During October 2000, the FDA gave final approval to the Company's manufacturing changes to correct these manufacturing problems and removed all previously imposed distribution and labeling restrictions. This will allow for the resumption of normal distribution and labeling of this product by the Company's marketing partner, Aventis Pharmaceuticals (formerly Rhone-Poulenc Rorer Pharmaceuticals, Inc.), which is expected to take place in the first half of calendar 2001. Resumption of normal distribution and labeling will result in lower revenues in future quarters when Aventis resumes distribution of the product and the Company's revenue stream reverts back to a 27.5% royalty rate on net sales. Increased ADAGEN sales, as well as royalties earned on sales of PEG-INTRON, also contributed to the increase in sales for the quarter. PEG-INTRON was approved by the European Union in May 2000 and was launched in several European countries throughout the quarter. Additional launches of PEG-INTRON are ongoing and expected to occur throughout the remaining EU-Member States in the upcoming months. To date,
PEG-INTRON has been launched in the following European countries: Austria, Finland, France, Germany, Portugal, Sweden and the United Kingdom. PEG-INTRON is a modified form of Schering-Plough's INTRON(R)A (interferon alfa-2b,
recombinant)   that  was  developed   using  Enzon's  PEG   technology  to  have
longer-acting properties. Under the Company's licensing agreement with Schering-Plough, Enzon is entitled to royalties on worldwide sales of PEG-INTRON and milestone payments.

     Cost of sales, as a percentage of sales, decreased to 20%, as compared to 41% for the comparable quarter of the previous year. The decrease was due to increased cost of sales incurred during the prior year's quarter related to the previously disclosed ONCASPAR manufacturing problems and the related inventory reserves that decreased the current year's cost of sales.

     Research and development expenses for the quarter ended September 30, 2000 increased by 59% to $2,637,000, as compared to $1,657,000 for the quarter ended September 30, 1999. The increase is primarily due to increased expenses related to the ongoing Phase I clinical trials for PROTHECAN(TM), as well as other PEG products in preclinical development. The Company currently plans to file an IND on another PEG anti-cancer compound before the end of calendar 2000. Research and development expenses are expected to continue to increase significantly as PROTHECAN moves into Phase II clinical trials in early 2001 and additional compounds enter clinical trials.

     Selling, general and administrative expenses for the quarter ended September 30, 2000 increased by 32% to $3,074,000, as compared to $2,326,000 for the prior year. This increase was primarily due to increased legal fees associated with patent filing and defense costs. During September 2000, Enzon filed a lawsuit in Federal District Court in New Jersey against Hoffmann-LaRoche, Inc. and Roche Laboratories, Inc. (Roche) for infringement of Enzon's U.S. Patent 6,113,906 (`906). This patent, which has composition of matter claims directed to "branched PEG," a unique form of Enzon's high-molecular-weight pegylation technology, was issued to Enzon by the U.S.
Patent and Trademark Office on September 5, 2000. Enzon licenses a different pegylation technology to Schering-Plough for use with PEG-INTRON(TM) (peginterferon alfa-2b), which is approved in the European Union and is currently undergoing FDA review for the treatment of hepatitis C.

     Except for the historical information herein, the matters discussed herein include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K, Form 10-Qs and Form 8-K on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 8, 2000


                                              ENZON, INC.
                                   -----------------------------------
                                              (Registrant)


                               By: /s/ Kenneth J. Zuerblis
                                   -------------------------------------------
                                   Kenneth J. Zuerblis
                                   Vice President, Finance and Chief Financial
                                   Officer